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                                                                    Exhibit 23


                CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-43981, Form S-8 No. 33-63456, Form S-8 No. 33-82108, Form S-8
No. 33-12611 and Form S-8 No. 333-26735) pertaining to the Stock Option Plans of U.S. Bioscience, Inc., the Registration Statement (Form S-3 No. 33-77376) and related prospectus of U.S. Bioscience, Inc. for the registration of 1,096,634 shares of its common stock issuable upon exercise of certain warrants issued pursuant to the January 19, 1995 settlement of certain class-action suits and derivative litigations brought against U.S. Bioscience, Inc. and the Registration Statement (Form S-3 No. 33-00077) and related prospectus of U.S. Bioscience, Inc. for the registration of 8,142,578 shares of its common stock issuable in connection with the December 1995 private placement, of our report dated February 12, 1998 with respect to the consolidated financial statements of U.S. Bioscience, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.

                                    /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 20, 1998